Execution Version

Dated: as of December 22, 2011

SCORPIO TANKERS INC.

as Borrower

NOEMI SHIPPING COMPANY LIMITED,

SENATORE SHIPPING COMPANY LIMITED,

VENICE SHIPPING COMPANY LIMITED,

STI CONQUEROR SHIPPING COMPANY LIMITED,

STI GLADIATOR SHIPPING COMPANY LIMITED,

STI HARMONY SHIPPING COMPANY LIMITED,

STI HERITAGE SHIPPING COMPANY LIMITED,

STI HIGHLANDER SHIPPING COMPANY LIMITED

and

STI MATADOR SHIPPING COMPANY LIMITED

as Joint and Several Guarantors

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Lenders

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Swap Banks

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Agent

and as Security Trustee

– and –

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Lead Arrangers

_______________________________________________________

FIRST AMENDATORY AGREEMENT

______________________________________________________

Amending and Supplementing the Amended and Restated Loan Agreement

dated as of July 12, 2011, as amended by a Letter Agreement dated September 22, 2011

FIRST AMENDATORY AGREEMENT dated as of December 22, 2011 (this “First Amendatory Agreement”)

AMONG

(1)	SCORPIO TANKERS INC., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose principal office is at 9, Boulevard Charles III, Monaco, 98000, as borrower (the “Borrower”);

(2)	NOEMI SHIPPING COMPANY LIMITED, SENATORE SHIPPING COMPANY LIMITED, VENICE SHIPPING COMPANY LIMITED, STI CONQUEROR SHIPPING COMPANY LIMITED, STI GLADIATOR SHIPPING COMPANY LIMITED, STI HARMONY SHIPPING COMPANY LIMITED, STI HERITAGE SHIPPING COMPANY LIMITED, STI HIGHLANDER SHIPPING COMPANY LIMITED and STI MATADOR SHIPPING COMPANY LIMITED, each a corporation incorporated and existing under the laws of the Republic of The Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several guarantors (the “Guarantors”, and each separately a “Guarantor”, which expressions include their respective successors, transferees and assigns);

(3)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns);

(4)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as swap banks (the “Swap Banks”, which expression includes their respective successors, transferees and assigns);

(5)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as agent for the Lenders (in such capacity, the “Agent”, which expression includes its successors, transferees and assigns);

(6)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as security trustee for the Lenders and the Swap Banks (in such capacity, the “Security Trustee”, which expression includes its successors, transferees and assigns); and

(7)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as lead arrangers (the “Lead Arrangers”, which expression includes their respective successors, transferees and assigns).

WITNESSETH THAT:

WHEREAS, the Borrower, the Guarantors, the Lenders, the Swap Banks, the Agent, the Security Trustee and the Lead Arrangers are parties to an Amended and Restated Loan Agreement dated as of July 12, 2011 (as amended by a Letter Agreement dated September 22, 2011, the “Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 28 of the Loan Agreement to (a) amend the definition of “Margin”, (b) waive compliance with the requirements of Clauses 12.4 and 12.5 of the Loan Agreement during the Waiver Period (as defined below), and (c) amend Clause 12.4 with effect on and after October 1, 2013.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement. In addition:

“Waiver Period” means the period commencing on October 1, 2011 at 12:00 a.m. New York City time and ending on the earliest to occur of (a) September 30, 2013 at 11:59:59 p.m. New York City time and (b) the occurrence after the commencement of the Waiver Period of any Event of Default, including, without limitation, any failure to comply with the provisions of this First Amendatory Agreement.

2	AMENDMENTs to the loan agreement; waivers of covenants

2.1	Amendments.

(a)	Subject to Clause 3 below, the definition of “Margin” in the Loan Agreement is amended and restated to read as follows:

““Margin” means:

(a)	During the period commencing on the initial Drawdown Date and ending on December 29, 2011 at 11:59:59 p.m.:

(i)	3.00% per annum, if the ratio of Consolidated Funded Debt to Consolidated Total Capitalization is less than or equal to 50%; and

(ii)	3.50% per annum, if the ratio of Consolidated Funded Debt to Consolidated Total Capitalization is greater than 50%;

(b)	3.50% per annum during the period commencing on December 30, 2011 at 12:00 a.m. New York City time and ending on September 30, 2013 at 11:59:59 p.m. New York City time; and

(c)	During the period commencing on October 1, 2013 at 12:00 a.m. New York City time and at all times thereafter:

(i)	3.25% per annum, if the ratio of Consolidated Funded Debt to Consolidated Total Capitalization is less than or equal to 50%; and

(ii)	3.50% per annum, if the ratio of Consolidated Funded Debt to Consolidated Total Capitalization is greater than 50%;”

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(b)	Subject to Clause 3 below, Clause 12.4 is amended and restated to read as follows on and after October 1, 2013:

“12.4	Minimum interest coverage. Commencing on October 1, 2013, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 2.00 to 1.00. Such ratio shall at all times be calculated on a trailing four quarter basis.”

2.2	Waivers. Subject to Clause 3 below, the Creditor Parties agree to waive compliance by the Borrower during the Waiver Period with the requirements of Clauses 12.4 and 12.5 of the Loan Agreement (the “Specified Waivers”), provided that at all times during the Waiver Period, the Borrower (i) shall not declare or pay any dividends unless the ratio of Consolidated EBITDA to Consolidated Net Interest Expense is equal to or exceeds 2.00 to 1.00, and (ii) shall be in compliance with the following covenants (and for the avoidance of doubt the Borrower’s compliance with the requirements of Clauses 12.4 and 12.5 of the Loan Agreement (as amended hereby in the case of Clause 12.4) shall be reinstated immediately upon the expiration of the Waiver Period and shall be required at all times thereafter):

(a)	Minimum interest coverage.

(i)	During the period commencing on October 1, 2011 at 12:00 a.m. New York City time and ending on December 31, 2012 at 11:59:59 p.m. New York City time, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 1.25 to 1.00. Such ratio shall at all times be calculated on a trailing four quarter basis;

(ii)	During the period commencing on January 1, 2013 at 12:00 a.m. New York City time and ending on March 31, 2013 at 11:59:59 p.m. New York City time, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 1.50 to 1.00. Such ratio shall at all times be calculated on a trailing four quarter basis;

(iii)	During the period commencing on April 1, 2013 at 12:00 a.m. New York City time and ending on June 30, 2013 at 11:59:59 p.m. New York City time, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 1.75 to 1.00. Such ratio shall at all times be calculated on a trailing four quarter basis;

(iv)	During the period commencing on July 1, 2013 at 12:00 a.m. New York City time and ending on September 30, 2013 at 11:59:59 p.m. New York City time, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 2.00 to 1.00. Such ratio shall at all times be calculated on a trailing four quarter basis.

(b)	Free liquidity. The Borrower shall maintain Consolidated Liquidity, including all amounts on deposit with any Lead Arranger, of not less than $25,000,000 until the Borrower owns directly or indirectly a fleet of 15 vessels. When the Borrower owns directly or indirectly a fleet of 15 vessels, the Borrower shall maintain Consolidated Liquidity, including all amounts on deposit with any Lead Arranger, of not less than $25,000,000 plus $750,000 per each additional vessel that the Borrower directly or indirectly owns over 15 vessels. At all times during the Waiver Period, the Consolidated Liquidity shall consist of not less than $15,000,000 in cash and Cash Equivalents.

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3	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

3.1	Conditions precedent and subsequent. The effectiveness of this First Amendatory Agreement shall be subject to the completion, to the satisfaction of the Agent, of the following conditions precedent and subsequent:

(a)	On or before 5:00 p.m. New York City time on December 30, 2011 (in the case of subparagraphs (i), (ii), (iv) and (v) below) and January 10, 2012 (in the case of subparagraph (iii) below) (each, a “Conditions Precedent Deadline”), the Agent shall have received:

(i)	a copy (with the original to follow) of this First Amendatory Agreement, duly executed by the parties hereto;

(ii)	copies of certificates dated as of a date not more than five (5) Business Days prior to the Conditions Precedent Deadline, certifying that the Borrower and each of the Guarantors is duly incorporated or formed and in good standing under the laws of its jurisdiction of incorporation or formation;

(iii)	copies of resolutions of the directors and, if necessary, the shareholders of the Borrower and each of the Guarantors authorizing the execution of this First Amendatory Agreement and all other documents required hereby to which the Borrower or that Guarantor is to be a party, in each case certified as of a date not more than five (5) Business Days prior to the Conditions Precedent Deadline by an officer of such party as being a true and correct copy thereof;

(iv)	a copy (with the original to follow) of any power of attorney under which this First Amendatory Agreement and of all other documents required hereby is to be executed on behalf of the Borrower or a Guarantor; and

(v)	an amendment fee of $332,428.29.

(b)	On or before 5:00 p.m. New York City time on January 10, 2012 (in the case of subparagraph (i) below) and January 20, 2012 (in the case of subparagraphs (ii) and (iii) below) (each, a “Conditions Subsequent Deadline”), the Agent shall have received:

(i)	a valuation of the Fair Market Value of each Ship, dated not earlier than December 15, 2011, based on the average of two (2) valuations each prepared and addressed to the Agent by an Approved Broker;

(ii)	an original addendum to the Mortgage in respect of each of the Ships, each such addendum to be in form and substance satisfactory to the Agent and duly executed by the parties thereto, together with documentary evidence that such addendum has been duly recorded according to the laws of the Republic of The Marshall Islands; and

(iii)	favorable legal opinions from lawyers appointed by the Borrower on such matters concerning the laws of such relevant jurisdictions as the Agent may require.

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3.2	Waiver of conditions precedent or subsequent. The Agent, with the consent of the Lenders and the Swap Banks, may waive one or more of the conditions referred to in Clause 3.1(a) or 3.1(b) provided that the Borrower delivers to the Agent a written undertaking to satisfy such conditions within ten (10) Business Days (or such longer period as the Agent may specify) after the Agent grants such waiver.

3.3	Failure to complete conditions precedent or subsequent. If the Borrower and the Guarantors fail to complete all or any of the conditions required by Clause 3.1(a) by the applicable Conditions Precedent Deadline or Clause 3.1(b) by the applicable Conditions Subsequent Deadline, the Borrowers and the Guarantors acknowledge and agree that the amendments made in Clause 2.1 hereof and the Specified Waivers made in Clause 2.2 hereof shall be null, void and of no effect whatsoever and that the Creditor Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Loan Agreement (all of which are expressly reserved) as if (a) such amendments had not been made and (b) the Specified Waivers had not been granted by this First Amendatory Agreement.

4	EFFECT OF AMENDMENTS

4.1	References. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Loan Agreement as amended hereby.

4.2	Effect of amendments. Subject to the terms of this First Amendatory Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions precedent and conditions subsequent stated in Clause 3 above) the Loan Agreement shall be, and shall be deemed by this First Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended. In addition, each of the Finance Documents shall be, and shall be deemed by this First Amendatory Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended or supplemented by this First Amendatory Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Amendatory Agreement.

4.3	No other amendments; ratification.

(a)	Except as amended hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

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(b)	Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the guarantee in Clause 16 of the Loan Agreement remains in full force and effect.

(c)	The Borrower and the Guarantors acknowledge and agree that the Loan Agreement shall, together with this First Amendatory Agreement, be read and construed as a single agreement.

5	REPRESENTATIONS AND WARRANTIES

5.1	Authority. The execution and delivery by each of the Borrower and the Guarantors of this First Amendatory Agreement and the performance by each of the Borrower and the Guarantors of all of its agreements and obligations under the Loan Agreement, as amended or temporarily waived hereby, are within such Security Party’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Security Party, and no consent of any third party is required in connection with the transactions contemplated by this First Amendatory Agreement.

5.2	Enforceability. This First Amendatory Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the parties hereto and are enforceable against such parties in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

5.3	Certifications. Each of the Borrower and the Guarantors certifies that:

(a)	there is no proceeding for the dissolution or liquidation of such party;

(b)	the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct as though made on and as of the date hereof, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

(c)	there is no material misstatement of fact in any information provided by each of the Borrower and the Guarantors to the Agent or the Lender or the Swap Banks since May 3, 2011, and such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)	there is no event occurring and continuing, or resulting from this First Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default; and

(e)	there have been no amendments to the constitutional documents of any Security Party since the date such documents were delivered previously to the Agent.

6	MISCELLANEOUS

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6.1	Governing law. THIS FIRST AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

6.2	Counterparts. This First Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.3	Severability. Any provision of this First Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

6.4	Payment of expenses. The Borrower agrees to pay or reimburse each of the Creditor Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this First Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Creditor Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Creditor Parties in connection with the foregoing.

6.5	Headings and captions. The headings captions in this First Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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WHEREFORE, the parties hereto have caused this First Amendatory Agreement to be executed as of the date first above written.

SCORPIO TANKERS INC., as Borrower

By: /s/ Brian M Lee

Name: Brian M. Lee

Title: Chief Financial Officer

NOEMI SHIPPING COMPANY LIMITED,

as Guarantor

By: /s/ Brian M Lee

Name: Brian M. Lee

Title: Secretary

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Lender, Agent, Security Trustee, Lead Arranger and Swap Bank

By: /s/ Martin Lunder

Name: Martin Lunder

Title: Senior Vice President

By: /s/ Henning Lyche Christiansen

Name: Henning Lyche Christiansen

Title: First Vice President

SENATORE SHIPPING COMPANY LIMITED, as Guarantor

By: /s/ Brian M Lee

Name: Brian M. Lee

Title: Secretary

VENICE SHIPPING COMPANY LIMITED,

as Guarantor

By: /s/ Brian M Lee

Name: Brian M. Lee

Title: Secretary

DNB NOR BANK ASA, as Lender, Lead Arranger and Swap Bank

By: /s/ Nikolai A Nachamkin

Name: Nikolai A. Nachamkin

Title: Senior Vice President

By: /s/ Giacomo Landi

Name: Giacomo Landi

Title: Senior Vice President

STI CONQUEROR SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary	ABN AMRO BANK N.V., as Lender, Lead Arranger and Swap Bank By: /s/ W.P. van Aerssen Name: Title:

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STI GLADIATOR SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary
STI HARMONY SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary
STI HERITAGE SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary
STI HIGHLANDER SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary
STI MATADOR SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary

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